Exhibit 99.1

Femasys’ FemaSeed Localized Directional Insemination for Infertility Receives Product Approval in Canada

- FemaSeed® is the first-ever, first-line approach designed to deliver sperm directly where contraception occurs

ATLANTA, April 18, 2023 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company aiming to meet women’s needs by developing a suite of products and product candidates that include minimally invasive, in-office technologies for reproductive health, today announced the Health Canada, the Public Health Agency of Canada, has granted product approval of FemaSeed®, the first-ever infertility solution designed to deliver sperm directly to where contraception occurs. FemaSeed is Femasys’ localized artificial insemination option that is designed to be less invasive and more affordable than assisted reproduction, such as in vitro fertilization (IVF) or intracytoplasmic sperm injection (ICSI).

“We are thrilled to gain approval of FemaSeed in Canada, now being able to offer a safe, novel and affordable option for treating infertility,” stated Kathy Lee-Sepsick, Femasys’ founder, president, chief executive officer. “Our advanced approach delivers sperm directly to the area where conception occurs in the fallopian tube. Prior to FemaSeed, Femasys’ first-of-its-kind in-office ultrasound diagnostic product FemVue®, which is also approved in Canada, can be used to  assess that the fallopian tube is patent. Both of these proprietary solutions will offer women and couples in Canada cutting-edge options that are affordable and safe.”

Assisted forms of reproductive treatment such as in-vitro fertilization (“IVF”) or intracytoplasmic sperm injection (“ICSI”) are both effective first-line treatments for infertility but are associated with significant costs and risks.

Ms. Lee-Sepsick, continued, “In terms of FemaSeed’s availability in the rest of North America, we are progressing after receiving IDE approval from the United States Food and Drug Administration (FDA) in the fourth quarter of last year. We are on track to complete enrollment of our de novo clinical trial of FemaSeed this year, with a potential commercial launch of FemaSeed in the U.S. projected in 2024, if cleared by the FDA.”

About FemaSeed

FemaSeed features intrauterine directional delivery that deposits sperm locally and directly to the fallopian tube where conception occurs. As the first and only approach presenting significant advantages over existing artificial insemination solutions, it is intended to become a first-line treatment for infertility.  A component of treatment with FemaSeed includes infertility evaluation using companion diagnostic, FemVue® to provide the first, in-office ultrasound diagnosis of the fallopian tubes.

About FemVue

FemVue is the first FDA-cleared product that creates natural saline and air contrast and enables safe, reliable, and real time evaluation of the fallopian tubes with ultrasound. When performed with a uterine cavity assessment, a more comprehensive exam can be achieved from the comfort of the gynecologist’s office.

About Femasys

Femasys Inc. is a biomedical company aiming to meet women’s needs worldwide by developing a suite of products and product candidates that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company’s products currently marketed in the United States, include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath™, an intrauterine catheter for selective evaluation of the fallopian tubes, and FemCerv®, an endocervical tissue sampler that is the first product of the technology platform for tissue sampling.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors

Chuck Padala
LifeSci Advisors, LLC
+1-917-741-7792
chuck@lifesciadvisors.com

Femasys Inc.

Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com